Exhibit 99.1

Newport Stockholders Approve Acquisition of Newport by MKS Instruments

Irvine, California, April 27, 2016 — Newport Corporation (NASDAQ: NEWP) (the “Company”), a worldwide leader in photonics solutions, today announced that all proposals necessary for MKS Instruments, Inc. (“MKS”) to acquire the Company were approved by the Company’s stockholders at a special meeting of its stockholders held on April 27, 2016.  Holders of over 99% of the shares of the Company’s common stock present and voting at the special meeting, representing over 80% of the outstanding shares of the Company’s common stock, voted in favor of the proposal to approve the acquisition.

As previously announced, on February 22, 2016, the Company and MKS entered into a definitive merger agreement pursuant to which MKS would acquire the Company.  Pursuant to the merger agreement, upon consummation of the merger, the Company’s stockholders will receive $23.00 in cash for each share of the Company’s common stock.

The Company expects that the transaction will close on April 29, 2016.

About Newport Corporation

Newport Corporation is a leading global supplier of advanced-technology products and systems to customers in the scientific research, microelectronics, life and health sciences, industrial manufacturing and defense/security markets.  Newport’s innovative solutions leverage its expertise in advanced technologies, including lasers, photonics and precision motion equipment, and optical components and sub-systems, to enhance the capabilities and productivity of its customers’ manufacturing, engineering and research applications.  Newport is part of the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index.  Learn more about Newport at www.newport.com and follow the company on Twitter, YouTube and Facebook.

Forward-Looking Statement

Statements in this press release regarding the transaction between the Company and MKS, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about the Company or MKS managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “will,” “projects,” “intends,” “believes,” “plans,” “anticipates,” “expects,” “estimates”, “forecasts”, “continues” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: (1) litigation relating to the transaction; (2) any unforeseen impediments to the closing of the transaction; (3) the ability of MKS to successfully integrate the Company’s operations and employees; (4) unexpected costs, charges or expenses resulting from transaction; (5) risks that the transaction disrupts the current plans and operations of the Company and MKS; (6) the ability to realize anticipated synergies and cost savings; (7) competition from larger and more established companies in the Company’s markets; (8) MKS’s ability to successfully grow the Company’s business; (9) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (10) the terms of the financing to be incurred in connection with the transaction; (11) the retention of key employees; (12) legislative, regulatory and economic developments, including changing business conditions in the industries in which the Company and MKS operate and the economy in general as well as financial performance and expectations of the Company’s and MKS’s existing and prospective customers, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended January 2, 2016, as amended, and in MKS’s Annual Report on Form 10-K for the year ended December 31, 2015. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. The Company and MKS disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

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Contact:

Charles F. Cargile, 949/863-3144

Newport Corporation, Irvine, CA

investor@newport.com

or

Chris Toth, 949/331-0337

Investor Relations Consultant

chris.toth@newport.com